ENERGY CORPORATION OF AMERICA COMMENCES ASSET SALE OFFER
           TO PURCHASE UP TO $34,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                  ITS 9 1/2% SENIOR SUBORDINATED NOTES DUE 2007


          Denver,  Colorado,  June 30, 2004 - Energy Corporation of America (the
"Company") today announced that it has commenced an asset sale offer for the purchase of up to $34,000,000 aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2007 (the "Securities").

          Under the terms of the offer, the Company will purchase the Securities at a purchase price of $1,000 per $1,000 principal amount of the Securities, plus accrued and unpaid interest to but excluding such date of payment.

          The offer will expire at 5:00 p.m., New York City time, on July 28, 2004, unless extended. Payment for tendered Securities will be made in same day funds no later than the fifth business day following expiration of the offer.

          The  Bank  of  New  York  will  act  as  Depositary  for  the  offer.


          THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL THE SECURITIES. THE OFFER IS MADE ONLY BY AN ASSET SALE OFFER TO PURCHASE NOTICE DATED JUNE 30, 2004. PERSONS WITH QUESTIONS REGARDING THE OFFER SHOULD CONTACT MICHAEL S. FLETCHER, CHIEF FINANCIAL OFFICER OF THE COMPANY, BY TELEPHONE AT (303) 694-2667.